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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              TECO CAPITAL TRUST I
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                       Applied for
  ------------------------                           ------------------
   (State of Incorporation                             (IRS Employer
      or Organization)                               Identification No.)

      c/o The Bank of New York
    101 Barclay Street, 8th Floor
          New York, New York                              10286
    -----------------------------                       ----------
(Address of Principal Executive Offices)                (Zip Code)


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
If this form relates to the registration of a class         If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the              of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to                   Exchange Act and is effective pursuant to
General Instruction A.(c), please check the                 General Instruction A.(d), please check the
following box. [X]                                          following box. [ ]
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Securities Act registration statement file number to
which this form relates:      333-50808
                           ---------------
                           (If Applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                          Name of Each Exchange on Which
   to be so Registered                          Each Class is to be Registered
   ----------------------                       -------------------------------
   Trust Preferred Securities                   The New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A
                       ----------------------------------
                                (Title of Class)


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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
         -------------------------------------------------------

     The class of securities to be registered hereby is the trust preferred securities issued by TECO Capital Trust I, a Delaware Business Trust, representing a corresponding amount of company preferred securities issued by TECO Funding Company I, LLC. The company preferred securities will be fully and unconditionally guaranteed on a subordinated basis by TECO Energy, Inc.

     For a description of the trust preferred securities, reference is made to the description of the trust preferred securities included in Prospectus dated December 7, 2000 and the description of the trust preferred securities in the Preliminary Prospectus Supplement dated December 11, 2000 related to the trust preferred securities, which descriptions are incorporated herein by reference. The Prospectus and Prospectus Supplement form a part of the Registration Statement on Form S-3 (File No. 333-50808), as amended by Pre Effective Amendment No. 1 thereto (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on December 7, 2000. Definitive copies of the Prospectus and the Prospectus Supplement describing the Preferred Securities were filed pursuant to Rule 424(b) on December 15, 2000 under the Securities Act of 1933, as amended, and are incorporated by reference into this registration statement. This registration statement is being filed in connection with the listing of the trust preferred securities on the New York Stock Exchange.

Item 2.  EXHIBITS.
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     The following exhibits are filed as part of this registration statement:

     4.1 Certificate of Trust of TECO Capital Trust I. Incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-3, including any amendments thereto (File No. 333-50808).

     4.2 Trust Agreement of TECO Capital Trust I. Incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3, including any amendments thereto (File No. 333-50808).

     4.3 Certificate representing the Trust Preferred Securities issued by TECO Capital Trust I. Incorporated by reference to Exhibit 4.23 of the Current Report on Form 8-K filed by TECO Energy, Inc. on December 21, 2000.

     4.4 Amended and Restated Trust Agreement of TECO Capital Trust I dated as of December 1, 2000. Incorporated by reference to Exhibit 4.22 of the Current Report on Form 8-K filed by TECO Energy, Inc. on December 21, 2000.

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       TECO CAPITAL TRUST I

                                       By: TECO Funding Company I, LLC,
                                           as Depositor



Date: December 21, 2000                By:  /s/ Mildred F. Smith
                                          --------------------------------------
                                          Name:   Mildred F. Smith
                                          Title:  President




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